CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2013 relating to the financial statements and financial highlights which appears in the October 31, 2013 Annual Report to Shareholders of Lord Asset Management Trust (comprised of Thomas White Emerging Markets Fund, Thomas White International Fund, and Thomas White American Opportunities Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Information” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

February 27, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Thomas White Funds.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

February 26, 2014